Exhibit 99.1

Contact:
For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Rachel Carr, SVP
Lippert/Heilshorn & Associates, Inc.	DKC Public Relations
(212) 838-3777	(212) 981-5253
sprince@lhai.com or ir@augme.com	rachel_carr@dkcnews.com

Augme Technologies Reports Fourth Quarter Revenue of $963,004

Augme Technologies, Inc. Reports 1,100% Increase in Third Quarter Revenues From Continuing Operations

Full Year Fiscal Year 2011 Revenue Increases to $2.8 Million

NEW YORK, NY -- (Marketwire) – May 16, 2011 -- Augme Technologies, Inc. (OTCBB: AUGT), a technology and services leader in interactive media marketing that offers the only patented and innovative end-to-end mobile marketing platform, today announced the company’s operating results for the fourth quarter and the full 2011 fiscal year ended February 28, 2011.

For the fourth quarter, the Company's revenue totaled $963,004, an increase of approximately 405%, compared to revenue of $190,570 for the fourth quarter of fiscal 2010 and an increase of 13%, compared to revenue of $853,169 for the third quarter of fiscal 2011.

Deferred revenue, which is recognized over the period of contract performance, was $1,190,151 as of February 28, 2011 as compared to $234,036 as of February 28, 2010, an increase of 413%. This compares with deferred revenue of $409,090 as of November 30, 2010, the end of the third quarter, a sequential increase of approximately 193%.

For the fourth quarter, the Company achieved total new business of approximately $1.75 million when considering the increase of $761,061 in deferred revenue over the prior period ended November 30, 2010, along with the recognized revenue of $963,004, which was inline with the Company’s last forecast.

Production and service delivery costs totaled $404,931, as compared to $293,728 in production and service delivery costs for the fourth quarter of fiscal 2010 and $361,349 for the third quarter of fiscal 2011. Gross profit was $558,073 for the most recent quarter, compared to gross profit of ($103,158) for the fourth quarter of fiscal 2010 and $491,820 for fiscal 2011’s third quarter. The increase in production and service delivery costs was due to additional expenses related to the increase in personnel necessary to facilitate the effective delivery of the Company's mobile marketing and related services to its customers.

Selling, general, and administrative ("SG&A") expenses increased to $6.2 million for the fourth quarter of fiscal 2011, compared to $2.3 million in SG&A expenses for the fourth quarter of the prior year quarter and $3.1 million for the third quarter of fiscal 2011. The year-over-year 173% increase in SG&A expenses primarily consisted of $4.6 million in non-cash stock option expense and $1.6 million in other expenses, including payroll, accounting, consulting fees and software development expenses.

The Company recorded a net loss of ($6.0) million, or ($0.09) per share, for the fourth quarter ended February 28, 2011, compared to a net loss of ($3.9) million, or ($0.07) per share, for the fourth quarter of fiscal 2010 and a net loss of ($2.8) million, or ($0.05) per share for the third quarter of fiscal 2011. The fourth quarter of fiscal 2010 net loss included a loss from discontinued operations of $1.4 million.

As of February 28, 2011, the Company’s cash balance was $11,182,356 as compared to $1,617,573 as of February 28, 2010, an increase in cash of $9,564,283 attributable to equity related transactions. For the same period, total stockholders’ equity increased to $30,100,596 from $18,377,936, an increase of $11,722,660.

“Fiscal 2011 was a year of major growth and transformation at Augme," said Paul Arena, Chief Executive Officer of Augme Technologies. "We expanded our base of prestigious customers and we have improved the way we fully manage our AD LIFE™ v4.0 software-as-a-service, (“SaaS”) mobile marketing platform, while increasing the number of brands, number of campaigns and revenue per customer over last fiscal year. Operationally, we strengthened our management team, extended our sales reach, developed new vertical markets and enhanced the Company’s corporate governance.

“As mobile devices continue to proliferate, mobile marketing is fast becoming an essential component of marketing strategies for consumer goods companies and pharmaceutical companies among others.  As a result, we believe the market is at an inflection point and we are poised to further ramp revenue in fiscal 2012. In addition, we believe that our patent protected end-to-end solution provides us with a competitive advantage in the marketplace and we intend to continue to vigorously defend the validity of our patent portfolio,” added Mr. Arena. “As we transition into additional verticals, we believe that Augme has all the ingredients in place to capitalize on our leadership position in the mobile marketing industry.”

For the full fiscal year ended February 28, 2011, the Company reported revenue of $2.8 million, an increase of 730%, compared to $340,000 for the full 2010 fiscal year. Gross profit for fiscal 2011 was $1.6 million, as compared to a gross profit of ($152,937) for fiscal 2010. Gross profit margin was 55.6% for fiscal year 2011. Total operating expenses were $14.0 million, as compared to $6.4 million last fiscal year. This includes non-cash stock option expense of $6.9 million in fiscal 2011, compared to $1.9 million in fiscal 2010. The Company recorded a net loss of ($12.5) million, or ($0.21) per share, for the fiscal year ended February 28, 2011, compared with a net loss of ($8.4) million, or ($0.16) per share, in the prior-year period. Included in the fiscal 2010 net loss was a loss from discontinued operations of ($1.5) million, or ($0.02) per share.

Business Outlook

Management reaffirms its expectations that recognizable revenue should exceed $16.0 million in fiscal 2012 and that the Company will achieve positive cash flow.

The Company’s customers currently include four Fortune 100 companies, six Fortune 200 companies, and four Global Fortune 500 companies, among others.

Intellectual Property Portfolio

Augme's solutions are supported by its intellectual property portfolio. The Company now owns four patents and currently has two additional patents pending with the United States Patent & Trademark Office ("USPTO"). The patents contain a broad range of claims covering the Company's proprietary technologies and products. Augme also owns four trademarks protecting the names of its products and identity in the marketplace.

Litigation Update

Tacoda, Inc., AOL, LLC, Time Warner, Inc., and Platform-A, Inc.

In 2007, Augme filed a lawsuit against Tacoda, Inc. in the U.S. District Court, Southern District of New York, alleging infringement of Augme-owned U.S. Patent Nos. 6,594,691 ("Method and System for Adding Function to a Web Page") and 7,269,636 ("Method and Code Module for Adding Function to a Web Page").

Yahoo! Inc.

On November 16, 2009, Augme filed a Complaint against Yahoo! Inc. for patent infringement relating to U.S. Patent Nos. 6,594,691 and 7,269,636, which patents relate to methods and systems for delivery of selected content from a network to a web page visitor. The matter is currently pending in the United States District Court for the Northern District of California, Case No. C-09-5386 EDL. The remedies available to Augme, if successful, include an injunction prohibiting any infringing actions, an award of damages adequate to compensate for the infringement, and costs of the action.

On November 12, 2010, Yahoo! filed a motion for summary judgment with the United States District Court for the Northern District of California. On December 3, 2010, an order was issued by Magistrate Judge Joseph C. Spero denying the Yahoo! motion without prejudice. On December 3, 2010, Yahoo! filed a Notice of Motion and Motion for Leave to File Amended Answer with Additional Counterclaims and to join WorldTalk Radio, LLC as a Counterclaim Defendant. Augme denies that any merit exists with respect to these counterclaims and will continue to pursue the prosecution of Yahoo!'s infringement against the Company's patent claims.

On April 7, 2011, Yahoo! filed a motion for summary judgment with the United States District Court for the Northern District of California.  On April 20, 2011, an order was issued by Magistrate Judge Joseph C. Spero denying the Yahoo! motion.

Pandora Media, Inc.

On April 29, 2011, we filed a complaint against Pandora Media, Inc., in the U.S. District Court, District of Delaware, seeking damages relating to our U.S. Patent No. 7,831,690, which patent relates to a “Appliance Metaphor For Adding Media Function To A Web Page”.

Gannett Co., Inc.; Lucidmedia Networks, Inc.; and AOL, Inc.

On April 29, 2011, we filed a complaint against Gannett Co., Inc.; Lucidmedia Networks, Inc.; and AOL, Inc.. in the U.S. District Court, Eastern District of Virginia, seeking damages relating to our U.S. Patent No. 7,783,721, which patent relates to a “Method and Code Module For Adding Function to a Web Page” and U.S. Patent No. 7,831,690, which patent relates to a “Appliance Metaphor For Adding Media Function To A Web Page”.

Conference Call Details

Management will host a conference call to discuss these results the same day at 9:00 a.m. ET. To participate in the conference call, please call 866-625-0328 (domestic call-in) or 706-643-2088 (international call-in) and reference code # 66092743.

A live webcast of the conference call will be available in the corporate section of the company's website. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 12:00 p.m. ET on May 16 until 11:59 p.m. ET on May 23 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering confirmation #66092743. An archived replay of the conference call will also be available in the corporate section of the company's website.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT) provides strategic services and mobile technology to leading consumer and healthcare brands. Augme's AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and Image Recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City.  For more information, visit www.augme.com.

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-11.

# # #

(tables follow)

AUGME TECHNOLOGIES, INC. (FORMERLY MODAVOX, INC.)
CONSOLIDATED BALANCE SHEETS
	February 28,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,182,356	$1,617,573
Accounts receivable, net of allowance for
doubtful accounts of $99,657 and $63,747, respectively	2,025,294	115,747
Prepaid expenses and other current assets	132,197	79,133
Current assets of discontinued operations	-	-
Total current assets	13,339,847	1,812,453

Property and equipment, net of accumulated depreciation of
$1,058,728 and $733,241, respectively	570,964	464,690
Goodwill	13,106,969	13,106,969
Software and patents, net of accumulated amortization of
$2,150,792 and $1,456,679, respectively	4,945,545	4,442,187
Deposits	67,551	27,450
Long-term assets of discontinued operations	-	-
TOTAL ASSETS	$32,030,876	$19,853,749

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$708,824	$879,584
Accrued liabilities	31,305	362,193
Deferred revenue	1,190,151	222,345

Total current liabilities including deferred revenue	1,930,280	$1,464,122

Long-term deferred revenue	-	11,691

Total liabilities including deferred revenue	1,930,280	1,475,813

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 100,000,000 shares authorized;
68,816,131 and 57,256,750 shares issued and outstanding, respectively	6,882	5,276
Additional paid-in capital	70,046,761	45,846,778
Accumulated deficit	(39,953,047)	(27,474,568)
Total stockholders' equity	30,100,596	18,377,936

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,030,876	$19,853,749

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC. (FORMERLY MODAVOX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
		Years Ended
	February 28,	February 28,	February 28,
	2011	2010	2009

REVENUE	$2,812,213	$339,901	$337,327

COSTS OF REVENUES (Excluding depreciation): Production of service delivery costs	1,251,318	492,838	215,412
Operating Expenses
Selling, general, and administrative	6,166,025	3,662,481	2,309,912
Stock, option and warrant expense	6,862,472	1,918,262	961,540
Depreciation and amortization	1,019,600	841,280	541,950
Impairment	-	-	729,000
Lease termination expense	-	-	489,845

Total operating expenses	14,048,097	6,422,023	5,032,248

LOSS FROM OPERATIONS	(12,478,202)	(6,574,960)	(4,910,333)

OTHER INCOME (EXPENSES)
Interest income (expense), net	(276)	(1,343)	9,221
Loss on derivatives	-	(335,820)	-
Impairment of subscription receivable	-	-	-

LOSS FROM CONTINUING OPERATIONS	(12,478,478)	(6,912,123)	(4,901,112)

DISCONTINUED OPERATIONS:
Income (loss) from discontinued operations	-	(588,214)	(424,398)
Loss on sale of discontinued operations	-	(878,162)	-
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	(1,466,376)	(424,398)

NET LOSS	$(12,478,478)	$(8,378,499)	$(5,325,510)

BASIC AND DILUTED NET LOSS PER SHARE:
Loss from continuing operations	$(0.21)	$(0.14)	(0.12)
Income (loss) from discontinued operations	$(.00)	$(0.03)	$(0.01)
NET LOSS PER SHARE – basic and diluted	$(0.21)	$(0.16)	$(0.13)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	60,264,895	50,980,171	41,874,738

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC. (FORMERLY MODAVOX, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED FEBRUARY 28, 2011, 2010 and 2009

	Common Stock		Additional			Total
	Number		Paid-in	Stock	Accumulated	Shareholders'
	of Shares	Total	Capital	Subscription	Deficit	Equity

Balances, February 29, 2008	39,843,600	3,984	17,384,633	(107,159)	(13,139,415)	4,142,043

Common stock issued for:
Cash	3,177,801	318	1,672,035	-	-	1,672,353
Services	50,000	5	87,495	-	-	87,500
Common stock issued for warrant cashless exercise	99,353	10	(10	-	-	-
Common stock issued for option cashless exercise	952,310	95	(95	-	-	-
Common stock issued to placement agent	60,000	6	(6	-	-	-
Common stock issued for purchase of Avalar assets	150,000	15	277,485	-	-	277,500
Common stock issued for deposit on purchase of New Augme	200,000	20	347,980	-	-	348,000
Contingent shares issued for purchase of WTR assets	30,000	3	52,497	-	-	52,500
Common shares issued for termination of lease agreement	300,000	30	551,970	-	-	552,000
Employee stock option expense	-	-	888,653	-	-	888,653
Warrants granted for services	-	-	84,936	-	-	84,936
Proceeds from subscription receivable	-	-	-	107,159	-	107,159
Net loss	-	-	-	-	(5,325,510)	(5,325,510)
Balances, February 28, 2009	44,863,064	4,486	21,347,573	$-	(18,464,925)	2,887,134

Common stock issued for:
Cash	2,514,201	251	4,049,745	-	-	4,049,996
Services	246,467	25	510,292	-	-	510,317
Patent defense costs	705,103	70	1,326,164	-	-	1,326,234
Litigation settlement	75,000	8	284,993	-	-	285,001
Common stock issued for:
Option exercise	323,000	32	80,718	-	-	80,750
Warrant Exercise	3,829,886	383	1,319,831	-	-	1,320,214
Common stock issued for:
Cashless option exercise	1,102,593	112	(112)	-	-	-
Cashless warrant exercise	30,769	3	(3)	-	-	-
Purchase of New Aug, LLC assets	3,466,667	346	13,831,655	-	-	13,832,001
Purchase of Radio Pilot – escrowed shares	100,000	10	121,990	-	-	122,000
Employee Stock Option Expense	-	-	1,667,739	-	-	1,667,739
Warrant Expense	-	-	339,229	-	-	339,229
Derivative instruments - Cumulative effect of change in
accounting principle	-	-	(68,798)	-	(631,144)	(699,942)
Settlement of derivative liabilities	-	-	1,035,762	-	-	1,035,762
Net loss	-	-	-	-	(8,378,499)	(8,378,499)
Balances, February 28, 2010	57,256,750	5,726	45,846,778	$-	$(27,474,568)	18,377,936

Cashless option exercise	1,390,053	139	(139)			-

Common stock issued for cash for:
Subscriptions & Options/Warrants
Exercise	10,169,328	1,017	17,200,756	136,894		17,338,667

Employee stock, option & warrant
Expense			6,862,472			6,862,472

Net loss					(12,478,478)	(12,478,478)

Balances, February 28, 2011	68,816,131	6,882	69,909,867	136,894	$(39,953,047)	30,100,596
See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.(FORMERLY MODAVOX, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	February 28,
	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,478,478)	$(8,378,499)	$(5,325,510)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,019,600	841,280	541,951
Bad debt expense		67,503	203,816
Common stock issued for termination of lease	-	-	552,000
Common stock issued for services	236,228	510,317	87,500
Common stock issued for settlement		285,001	-
Impairment of goodwill	-	-	729,000
Impairment of subscription receivable	-	-	-
Loss on sale of discontinued operations		878,162	-
Loss on disposal of fixed assets	-	-	1,746
Loss on derivative instruments		335,820	-
Stock option expense	6,862,472	1,667,739	888,653
Warrants granted for services		339,229	84,936
Changes in operating assets and liabilities:
Receivables	(1,909,547)	215,715	(371,731)
Deposits	(40,101)	-	-
Prepaid expenses and other current assets	(53,064)	(48,317)	(12,797)
Other assets	-	(27,450)	-
Accounts payable and accrued expenses	(501,647)	(362,923)	708,035
Deferred revenue	956,115	178,619	-
Net cash used in continuing operations	(5,908,423)	(3,497,804)	(1,912,401)
Net cash provided by discontinued operations	-	118,688	683,860
NET CASH USED IN OPERATING ACTIVITIES	(5,908,423)	(3,379,116)	(1,228,541)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(207,271)	(240,449)	(313,104)
Capitalization of Software Development Costs	(235,802)	-	-
Purchase of assets from New Aug, LLC	-	(324,000)	-
Cash paid for purchase of intangible assets	(1,186,159)	-	(50,476)
Patent defense cost	-	(248,944)	(353,000)
Net cash used in continuing operations	(1,629,232)	(813,393)	(716,580)
Net cash used in discontinued operations	-	-	(88,986)
NET CASH USED IN INVESTING ACTIVITIES	(1,629,232)	(813,393)	(805,566)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	12,339,777	4,049,996	1,672,353
Proceeds from subscription receivable	-	-	107,159
Proceeds received from the exercise of warrants	4,333,466	1,320,214	-
Proceeds received from the exercise of stock options	429,195	80,750	-
Payments on line of credit	-	-	(19,590)
Net proceeds from (payments on) related party note payable		(15,574)	(8,293)
NET CASH PROVIDED BY FINANCING ACTIVITIES	17,102,438	5,435,386	1,751,629

NET CHANGE IN CASH AND CASH EQUIVALENTS	9,564,783	1,242,877	(282,478)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,617,573	374,696	657,174
CASH AND CASH EQUIVALENTS, END OF PERIOD	$11,182,356	$1,617,573	$374,696

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	-	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Cumulative adjustment to retained deficit for derivative liabilities		$699,942	$-
Settlement of derivative liabilities	$-	1,035,762	-
Stock issued for purchase of assets from New Aug, LLC	-	13,832,001	-
Stock issued for patent defense	-	1,326,234	-
Issuance of accrued Radio Pilot common stock	-	122,000	-
Stock issued for purchase of assets from Avalar	-	-	277,500
Contingent shares issued for purchase of World Talk Radio	-	-	52,500
Contingent shares issued for purchase of Avalar	-	-	122,000
Stock issued for placement agent services	-	-	6
Stock issued for deposit on acquisition of New Augme	-	-	348,000
Stock issued for purchase of World Talk Radio	-	-	-
Stock issued for subscription receivable	-	-	-
Stock issued for settlement of accounts payable	-	-	-

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS
(Unaudited)

	For the Quarter Ended February 28, 2011	For the Quarter Ended February 28, 2010
R Revenue	$963,004	$190,571

Cost of Revenue	404,931	293,728

Gross Profit (Loss)	558,073	(103,158)

S Selling, General and Administrative Expenses Depreciation and Amortization	6,241,370 266,675	2,283,495 199,677
To Total operating expenses	6,508,047	2,483,172
Loss From Operations	(5,949,972)	(2,586,329)

Other Income (Expense)
I Interest Expense	(299)	(363)
Loss on derivatives	0	54,044
Loss From Continuing Operations	(5,950,271)	(2,532,648)
Loss From Discontinued Operations	0	11,341
Loss on Sale of discontinued Operations	0	(1,362,932)
Income (Loss) From Discontinued Operations	0	(1,351,591)

N Net Loss	$(5,950,271)	(3,884,239)

N Net Loss Per Share – Basic and Diluted	(0.09)	(0.07)
Weighted Average Shares Outstanding
B Basic and Diluted	65,309,421	55,970,123